SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 22, 2003

eCollege.com
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(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28393 (Commission File Number)	84-1351729 (I.R.S. Employer Identification No.)

4900 South Monaco Street
Denver, Colorado 80237
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(Address of principal executive offices)

Registrant's telephone number, including area code (303) 873-7400

N/A
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Former Name or Former Address, if Changed Since Last Report

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1

Press release dated July 22, 2003, "eCollege(SM) Announces Net Income of $.02 Per Share and Record Revenue of $7.3 Million for the Second Quarter 2003; Company Achieves Positive Net Income for First Time in its History"

ITEM 9. REGULATION FD DISCLOSURE (INFORMATION FURNISHED IN THIS ITEM 9 IS FURNISHED UNDER ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION).

On July 22, 2003, eCollege issued a press release announcing its earnings for the quarterly period ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. In accordance with General Instruction B.6 of Form 8-K, the information furnished in this Item 12 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

The above information can also be obtained from eCollege's website at www.eCollege.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2003

eCollege.com

By: /s/ Oakleigh Thorne Oakleigh Thorne, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1

Press release dated July 22, 2003, "eCollege(SM) Announces Net Income of $.02 Per Share and Record Revenue of $7.3 Million for the Second Quarter 2003; Company Achieves Positive Net Income for First Time in its History"

Exhibit 99.1

For Immediate Release

For Information Contact
Doug Kelsall Executive Vice President and CFO 303.873.3897 dougk@ecollege.com	Kristi Emerson Public Relations Manager 303.873.3788 kristie@ecollege.com

eCollege(SM) Announces Net Income of $.02 Per Share and
Record Revenue of $7.3 Million for the Second Quarter 2003

Company Achieves Positive Net Income for First Time in its History

DENVER - July 22, 2003 - eCollege(SM) (the Company) [Nasdaq: ECLG], a leading provider of outsource solutions for online higher education programs, today announced that, during the second quarter of 2003, it achieved positive net income for the first time in its history. The Company's net income for the second quarter of 2003 was $356 thousand, compared to a net loss of $1.555 million for the same quarter last year. Net income per share for the second quarter of 2003 was $0.02, compared to a net loss per share of $0.10 for the second quarter last year, calculated based on an average of 16.5 and 16.3 million basic shares outstanding, respectively. Net income per share for the second quarter of 2003 was also $0.02, compared to a net loss per share of $0.10 for the second quarter last year, calculated based on an average of 17.4 and 16.3 million diluted shares outstanding, respectively.

The Company also posted record revenue of $7.3 million for the second quarter ended June 30, 2003, an increase of 27 percent from $5.8 million for the second quarter of 2002. Revenue from student fees increased 39 percent to $6.2 million, up from $4.5 million for the same quarter last year.

"Turning net income positive this quarter is a watershed in our company's history, and it demonstrates the strength of our business model," said Oakleigh Thorne, chairman and CEO of eCollege. "Our strong student fee revenue growth also reflects the tremendous success our customers are having building online degree programs powered by eCollege's outsource eLearning solutions."

Gross profit for the second quarter of 2003 improved to $4.6 million, or 62 percent of revenue, compared to a gross profit of $2.9 million, or 50 percent of revenue, for the same quarter last year. The Company's second quarter EBITDA(1) (Earnings Before Interest, Taxes, Depreciation and Amortization) was positive $1.192 million, an improvement over last year's negative $338 thousand for the same period.

The net loss for the six months ended June 30, 2003 was $50 thousand, or $0.00 per basic and diluted share, compared to a net loss of $3.4 million, or $.21 per basic and diluted share for the same period last year. Revenue for the six-month period ended June 30, 2003 increased to $14.0 million, up from $11.4 million for the same period in 2002.

The Company's cash and cash equivalents were $15.3 million as of June 30, 2003, an increase from $14.7 million as of March 31, 2003, and $13.6 million as of December 31, 2002. The Company had positive cash flow from operations of $1.3 million during the six months ended June 30, 2003, compared to negative cash flow from operations of $2.1 million for the same period in 2002. On June 30, 2003, total assets were $23.7 million, deferred revenue was $3.6 million, the Company had $3.1 million outstanding under its revolving line of credit, and stockholders' equity totaled $11.2 million.

Highlights of the Company's Q3 2003 financial plan are as follows:

  It expects revenue to range from $7.5 to $7.7 million.
  It expects total expenses to increase slightly from Q2 2003 and to range from $7.1 to $7.4 million.
  It expects positive net income to range from $350 to $500 thousand.
  It expects quarter end cash and cash equivalents of $15 to $16 million, including borrowings of approximately $3 million under its line of credit.
  It is considering the adoption of SFAS No. 123 in Q3. If the Company does adopt the accounting standard that requires expensing stock-based compensation, it expects its total expenses would increase by approximately $150 thousand for the quarter.

The following are highlights from eCollege's second quarter:

  The total number of distance student enrollments starting in the 2003 spring academic term, which primarily impacts the first and second quarter, increased 53 percent to 137,376, compared to 89,660 distance enrollments for the 2002 spring academic term. Including enrollments from on-campus supplements, the Company hosted 235,428 total student enrollments on its course management system starting in the spring 2003, up from 128,123 enrollments last spring.
  The number of distance courses running this spring was approximately 8,200, an increase of 36 percent compared with the spring term of 2002. Furthermore, as a result of the Company's growth strategy to increase adoption of its course management system by offering its on-campus products and services at significantly reduced prices, the number of on-campus course supplements was approximately 5,200, an increase of 155 percent compared with the spring term of 2002.
  For the 2003 summer academic term, which traditionally includes fewer customer enrollment periods and primarily impacts the second and third quarters, the total number of distance student enrollments is expected to be more than 70,000, compared to 52,305 enrollments for the 2002 summer term.
  The Company continues to see shifts in its account base as it focuses on clients with large online distance programs. Consistent with this strategy, eCollege signed 15 new customers and allowed 5 contracts to expire this quarter, bringing its total number of customers under contract to 278 at the end of the second quarter. Additionally, the Company completed 5 significant up-sales to existing customers during the second quarter.
  eCollege's open API for integration with student information systems (SIS), part of the Company's broader focus on interoperability through its Open Platform Initiative, was certified by the Microsoft .NET Connected Program.
  eCollege increased its credit facilities available through Silicon Valley Bank, bringing the Company's total available credit to approximately $6.0 million.
  Effective July 1, 2003, eCollege was added as a member of the Russell 3000® Index, which measures the performance of the 3,000 largest U.S. companies based on total market capitalization.

Conference Call
eCollege will hold a conference call to discuss its 2003 second quarter financial results and 2003 third quarter guidance at 12:00 noon Eastern Time on July 22, 2003. Interested parties can listen to the conference call live on the Internet by going to the Investor Relations section of eCollege's website at www.eCollege.com and clicking on the "Live Webcast" link. Please access the website at least 15 minutes prior to the call to register, download and install any necessary audio software.

For those unable to listen at the designated time, the archived Webcast will be available on eCollege's website through August 5, 2003. A conference call replay will also be available from approximately 3:00 p.m. Eastern Time on July 22, 2003 until midnight on July 29, 2003. To listen to the replay, participants should dial 800-642-1687. The confirmation ID is: #1579503.

About eCollege
eCollege [Nasdaq: ECLG] is a leading eLearning outsource provider of technology and services to educational markets. The Company designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. eCollege's customers include publicly-traded for-profit institutions, community colleges, public and private universities, school districts, and state departments of education. The Company was founded in 1996 and is headquartered in Denver. For more information, visit www.eCollege.com.

The statements set forth above include forward-looking statements that involve risks and uncertainties. Examples of these forward looking statements would include statements about expected future revenue, expenses, net income, cash and cash equivalents, profitability, expected student enrollments, continued success of our customer's online programs, and product launches. The Company wishes to advise readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include: the difficulty in predicting future growth due to the undeveloped and rapidly changing market for our products and services; the possibility that we may not be able to achieve continued growth or profitability, or maintain current levels of revenue; our customers' ability to continue to build and grow their online programs; substantial competition, including pricing competition, in the online education market; our network infrastructure and computer systems failing; the vulnerability of our network to security risks; the Company's possible adoption of SFAS No. 123, requiring the expensing of stock-based compensation; and technological developments, emerging industry standards and customer requirements, which continually require the Company to improve its software and services. These and other factors, which could cause actual results to differ materially, are also discussed in the Company's filings with the SEC, including its form 10-K for 2002, which was filed on March 28, 2003. The forward-looking statements in this press release are made as of the day hereof and the Company assumes no obligation to update its forward-looking statements.

eCollege is a service mark of eCollege. All other trademarks or registered trademarks are the property of their respective owners.

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eCollege Condensed Statements of Operations Unaudited (in thousands, except share and per share data)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Student Fees	$6,224	$4,483	$11,909	$8,637
Campus and Course	719	784	1,413	1,876
Other	380	489	700	848
	___________	___________	___________	___________
Total Revenue	7,323	5,756	14,022	11,361
	___________	___________	___________	___________

Cost of Revenue	2,762	2,883	5,683	5,982

Gross Profit	4,561	2,873	8,339	5,379

Operating Expenses:
Research and Development	1,440	1,386	2,819	2,741
Sales and Marketing	1,313	1,503	2,566	3,044
General and Administrative	1,439	1,519	2,962	2,954
	___________	___________	___________	___________
Total Operating Expenses	4,192	4,408	8,347	8,739

Net Income (Loss) from Operations	369	(1,535)	(8)	(3,360)
Interest and Other Income (Expense), Net	(13)	(20)	(42)	(23)
	___________	___________	___________	___________
Net Income (Loss)	$356	$(1,555)	$(50)	$(3,383)
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Net Income (Loss) per Share - Basic	$0.02	$(0.10)	$(0.00)	$(0.21)
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Net Income (Loss) per Share - Diluted	$0.02	$(0.10)	$(0.00)	$(0.21)
	=======	=======	=======	=======

Weighted Average Shares Outstanding - Basic	16,500,581	16,308,104	16,454,408	16,297,521
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Weighted Average Shares Outstanding - Diluted	17,425,670	16,308,104	16,454,408	16,297,521
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Reconciliation of EBITDA to Net Income (Loss)
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization(1):
Net Income (Loss)	$356	$(1,555)	$(50)	$(3,383)
Interest, Net	15	20	42	23
Taxes on Income	--	--	--	--
Depreciation	495	833	1,089	1,693
Amortization of Capitalized Software and Stock-based Compensation	326	364	652	755
	___________	___________	___________	___________
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization	$1,192	$(338)	$1,733	$(912)
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(1) EBITDA is not a generally accepted accounting principle, or "GAAP," measure. However, in order to fully assess the Company's financial operating results, management believes that EBITDA is an appropriate measure of evaluating the operating and liquidity performance of the Company at this stage in its life cycle because EBITDA is an indication of the resources available for strategic opportunities and is used by many investors to assess the Company's profitability from current operations. However, this measure should be considered in addition to, not as a substitute for, or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

eCollege Condensed Balance Sheets Unaudited (in thousands)
	June 30, 2003	December 31, 2002

Assets
Current Assets:
Cash and Cash Equivalents	$15,312	$13,633
Accounts Receivable and Other Current Assets	4,740	3,863
	___________	___________
Total Current Assets	20,052	17,496

Property and Equipment (Net), Software Development Costs (Net) and Other Assets	3,631	5,071
	___________	___________
Total Assets	$23,683	$22,567
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Liabilities and Stockholders' Equity
Current Liabilities:
Accounts Payable and Accrued Liabilities	$3,723	$3,685
Deferred Revenue	3,535	3,113
Current Debt Obligations	3,568	4,074
	___________	___________
Total Current Liabilities	10,826	10,872

Deferred Revenue	112	65
Long Term Debt Obligations	1,075	706
Other Long Term Liabilities	469	520
	___________	___________
Total Liabilities	12,482	12,163
Stockholders' Equity	11,201	10,404
	___________	___________
Total Liabilities and Stockholders' Equity	$23,683	$22,567
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eCollege Condensed Statements of Cash Flow Unaudited (in thousands)
	For the Six Months Ended
	June 30,
	2003	2002

Cash Flows from Operating Activities:
Net Loss	$(50)	$(3,383)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities-
Depreciation	1,089	1,693
Amortization of Capitalized Software	627	627
Other, Net	31	128
Changes in-
Accounts Receivable and Accrued Revenue Receivable	(757)	(1,851)
Deferred Revenue	469	1,392
Other Changes in Assets and Liabilities, Net	(81)	(672)
	___________	___________
Net Cash Provided by (Used in) Operating Activities	1,328	(2,066)
	___________	___________

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(354)	(959)
Other, Net	7	--
	___________	___________
Net Cash Used in Investing Activities	(347)	(959)
	___________	___________

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	835	154
Proceeds from and Payments on Line of Credit, Net	177	438
Proceeds from and Payments on Debt Agreements, Net	(314)	130
	___________	___________
Net Cash Provided by Financing Activities	698	722
	___________	___________

Net Increase (Decrease) in Cash and Cash Equivalents	1,679	(2,303)
Cash and Cash Equivalents, Beginning of Period	13,633	16,626
	___________	___________
Cash and Cash Equivalents, End of Period	$15,312	$14,323
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